EXHIBIT 99.2

ASP Isotopes Announces Closing of $5 Million Private Placement

BOCA RATON, FL / ACCESSWIRE / March 17, 2023 / ASP Isotopes Inc. NASDAQ: ASPI (“ASPI”, the “Company”, “us”, “we” or “our”), an advanced materials company dedicated to the development of technology and processes designed to produce isotopes for use in multiple industries, today announced the closing of its previously announced private placement of an aggregate of 3,164,557 shares of its common stock and warrants to purchase up to an aggregate of 3,164,557 shares of common stock, at a purchase price of $1.58 per share and accompanying warrant in a private placement. The gross proceeds to the Company from the private placement were approximately $5 million, before deducting the placement agent’s fees and other offering expenses payable by the Company.

H.C. Wainwright & Co. acted as the exclusive placement agent for the private placement.

The warrants have an exercise price of $1.75 per share, will become exercisable six months from the date of issuance and have a term of five and one-half years following the date of issuance.

The Company currently intends to use the net proceeds from the private placement for working capital and general corporate purposes.

The offer and sale of the foregoing securities in the private placement were made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities in the private placement may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About ASP Isotopes Inc.

ASPI is an advanced materials company dedicated to the development of technology and processes designed to produce isotopes used in multiple industries. We have an exclusive license to use proprietary technology, the Aerodynamic Separation Process (“ASP technology”) for the production, distribution, marketing and sale of all isotopes.

Our initial focus is on the production and commercialization of enriched Carbon-14, Silicon-28 and Molybdenum-100 (“Mo-100”), and we are constructing two commercial scale isotope enrichment plants in Pretoria, South Africa. We believe Silicon-28 has the potential use in advanced semiconductors and the quantum computing end markets, and Carbon-14, which has potential application in the pharma/agrochemical target end market. We believe that the Mo-100 we plan to develop using our technology has significant potential advantages for use in the preparation of nuclear imaging agents by radiopharmacies and others in the medical industry.

In addition, we are considering future development of its facilities for the separation of Zinc-68, Ytterbium-176, Zinc-67, Nickel-64 and Xenon-136 for potential use in the healthcare target end market, and Uranium-235, Chlorine -37 and Lithium-6 for potential use in the nuclear energy target end market.

We are incorporated in Delaware in September 2021. Our principal executive offices are located at 433 Plaza Real, Suite 275, Boca Raton, Florida 33432, and our telephone number is (561) 709-3034. Our website address is www.aspisotopes.com.

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Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended and the Securities Litigation Reform Act of 1995. The Company may also make written or oral “forward-looking statements” in documents filed with the U.S. Securities and Exchange Commission, in press releases, in reports to stockholders and in other materials or communications describing the Company. These “forward-looking statements” involve a number of risks, uncertainties, assumptions and other factors, including market and other conditions, many of which are outside of the Company’s control, that could cause actual results to differ materially from such statements. Such forward-looking statements include the intended use of net proceeds from the private placement; our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. For a more detailed description of these risks, uncertainties, assumptions and other factors, please see the Company’s filings with the Securities and Exchange Commission (and in particular the “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in the Company’s SEC filings). Readers are cautioned not to put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we have no intention and undertake no obligation to update or revise any of them in light of new information, future events or otherwise. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Robert Ainscow - Interim Chief Financial Officer

ir@aspisotopes.com

Dave Gentry - RedChip

dave@redchip.com

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